UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

______________

Issuer Direct Corporation
(Exact name of registrant as specified in its charter)

______________

Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park Drive Suite D, Morrisville, North Carolina  27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

On September 1, 2011, the Registrant announced that its Board of Directors approved a reverse stock split of the issued and outstanding shares of the Company’s $0.001 par value common stock at any time prior to December 31, 2011. On September 30, 2001, the Company held a special meeting in which a majority of the shares were voted in favor of the proposal. Due to the reverse stock split, FINRA has placed a “D” on the ticker symbol for 30 calendar days to signify that the reverse stock split has occurred. As a result, effective as of the opening of trading on October 31, 2011 and for the next 20 business days, our stock will trade under the symbol “ISDRD.”

At the effective time of the reverse stock split, every ten shares of the Company's pre-split common stock, par value $0.001 per share, will automatically be reclassified as and converted into one share of post-split common stock, par value $0.001 share. The number of authorized shares of the Company's common stock and its par value will remain unchanged. Outstanding stock incentive awards will also be adjusted to give effect to the reverse split and the shares available for future grants will be proportionately reduced.

For additional information regarding this announcement, refer to Exhibit 99.1 filed with this Current Report on Form 8-K.

 Item 9.01 — Financial Statements and Exhibits

 (d) Exhibits:

99.1	Press Release issued by the Company on October 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chief Executive Officer

Date: October 28, 2011